As filed with the Securities and Exchange Commission on June 30, 2006
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Dean Foods Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-2559681
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201
(Address, including Zip Code, of Principal Executive Offices)
Inducement Stock Option and Restricted Stock Unit Awards Plan
Inducement Stock Option and Restricted Stock Unit Awards
(Full Title of the Plan)
Michelle P. Goolsby
Executive Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary
Dean Foods Company
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201
(Name and Address of Agent For Service)
(214) 303-3400
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum	Amount of
Title of Securities to be	Amount to be	Maximum Offering	Aggregate	Registration
Registered	Registered(1)	Price Per Share	Offering Price	Fee
Common Stock, $0.01 par value per share (“Common Stock”) (including the associated Stock Purchase Rights)	1,200,000(2)	$35.84(3)	$43,008,000(3)	$4,601.86
Common Stock (including the associated Stock Purchase Rights)	485,000(4)	$35.70-$37.98 (5)	$18,245,700(5)	$1,952.29
Common Stock (including the associated Stock Purchase Rights)	74,000(6)	$35.84(3)	$2,652,160(3)	$283.78
Total	1,759,000	N/A	$63,905,860	$6,837.93

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the amount of shares to be issued under the Inducement Stock Option and Restricted Stock Unit Awards Plan as inducement of employment in connection with the employment of newly hired employees.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 27, 2006.

(4)	Represents the number of shares issuable pursuant to stock option awards granted as inducement awards in connection with the employment of Mr. Joseph E. Scalzo, Mr. Jack F. Callahan and four non-executive officer employees.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are calculated on the basis of $37.62 per share, the weighted average exercise price of the 485,000 shares subject to outstanding stock option grants pursuant to inducement awards, at prices ranging from $35.70 to $37.98 per share.

(6)	Represents the number of shares issuable pursuant to restricted stock unit awards granted as inducement awards in connection with the employment of Mr. Jack F. Callahan and four non-executive officer employees.

EXPLANATORY NOTE
     Dean Foods Company has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register shares of its common stock, par value $0.01 per share (the “Common Stock”). This registration statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used by the officers named therein for reoffers and resales on a continuous or delayed basis in the future of up to 74,000 shares of Common Stock issuable pursuant to restricted stock units previously granted as inducement awards.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Item 1. Plan Information.
     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
     Item 2. Registrant Information and Employee Plan Annual Information.
     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

I-1

Reoffer Prospectus
DEAN FOODS COMPANY
2515 McKinney Avenue
Suite 1200
Dallas, Texas 75201
(214) 303-3400
74,000 shares of Common Stock
     The officers named in this prospectus (each, a “Selling Stockholder”), may offer and sell from time to time, for their own accounts, up to 74,000 shares of our common stock, par value $0.01 per share (the “Shares”) issuable pursuant to restricted stock units granted as inducement awards. We will not receive any of the proceeds from the sale of the Shares.
     The Selling Stockholders may offer for sale or sell the Shares in varying amounts through public or private transactions at prevailing market prices or at privately negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.
     The Selling Stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of Shares by the Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act. We are paying the expenses incurred in registering the Shares, but all selling and other expenses are to be borne by the Selling Stockholders.
     Our common stock is traded on the New York Stock Exchange under the symbol “DF.” On June 27, 2006, the closing price of our Common Stock was $35.78.
     Investing in our common stock involves risks, which are detailed from time to time in the periodic reports that we file with the Securities and Exchange Commission that we have incorporated herein by reference.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 30, 2006.

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.
     Unless the context requires otherwise, references to “we,” “us,” “our,” and the “Company” refer collectively to Dean Foods Company and it consolidated subsidiaries.

i

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, and you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to previously filed documents. The information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or any prospectus supplement or by information that we file subsequently that is incorporated by reference into this prospectus.
     We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Current Reports on Form 8-K filed with the SEC on March 8, 2006, April 28, 2006, May 17, 2006 and May 19, 2006;

•	The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description; and

•	All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.
     This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our common stock. The registration statement, exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site. In addition, we post the periodic reports that we file with the SEC on our website at http://www.deanfoods.com. You may also obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Dean Foods Company
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201
(214) 303-3400
Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated or deemed to be incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including those discussed under the caption “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We develop forward-looking statements by combining currently available information with our beliefs and assumptions. These statements relate to future events, including our future performance, and often contain words like “may,” “should,” “could,” “expects,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. Forward-looking statements are inherently uncertain, and actual performance or results may differ materially and adversely from that expressed in, or implied by, any such statements. Consequently, you should recognize these statements for what they are and we caution you not to rely upon them as facts.

DEAN FOODS COMPANY
     We are a leading food and beverage company. Our Dairy Group is the largest processor and distributor of milk and various other dairy products in the United States. The Dairy Group manufactures and sells its products under a variety of local and regional brand names and under private labels. Our WhiteWave Foods Company manufactures, markets and sells a variety of well known soy, dairy and dairy-related nationally branded products such as Silk® soymilk and cultured soy products, Horizon Organic® dairy products, International Delight® coffee creamers and LAND O’ LAKES® creamers and fluid dairy products. Our International Group is one of the largest processors and distributors of fluid milk in Spain and Portugal.
Dairy Group
          Our Dairy Group segment is our largest segment, with approximately 85% of our consolidated sales in 2005. Our Dairy Group manufactures, markets and distributes a wide variety of branded and private label dairy case products, such as milk, cream, ice cream, cultured dairy products and juices to retailers, distributors, foodservice outlets, schools and governmental entities across the United States. Due to the perishable nature of the Dairy Group’s products, our Dairy Group delivers the majority of its products directly to its customers’ stores in refrigerated trucks or trailers that we own or lease. This form of delivery is called a “direct store delivery” or “DSD” system and we believe we have one of the most extensive refrigerated DSD systems in the United States. The Dairy Group sells its products primarily on a local or regional basis through its local and regional sales forces, although some national customer relationships are coordinated by the Dairy Group’s corporate sales department. Most of the Dairy Group’s customers, including its largest customer, purchase products from the Dairy Group either by purchase order or pursuant to contracts that are generally terminable at will by the customer.
WhiteWave Foods Company
          WhiteWave Foods Company manufactures, develops, markets and sells a variety of nationally-branded soy, dairy and dairy-related products, such as Silk soymilk and cultured soy products; Horizon Organic dairy and other products; International Delight coffee creamers; LAND O’LAKES creamers and fluid dairy products and Rachel’s Organic dairy products. WhiteWave Foods Company also sells The Organic Cow® organic dairy products; White Wave® and Tofu Town® branded tofu and Hershey’s® milks and milkshakes. We license the LAND O’LAKES and Hershey’s names from third parties.
International Group
          Our International Group, Leche Celta, does not qualify as a reportable segment. Leche Celta manufactures, markets and sells private label and branded milk, butter and cream through its internal sales force to retailers and distributors across Spain and Portugal.
Corporate Information
          Our principal executive offices are located at 2515 McKinney Avenue, Suite 1200, Dallas, Texas 75201. Our telephone number is (214) 303-3400. We maintain a worldwide web site at www.deanfoods.com. Our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus, and you should not rely on any such information in making your decision whether to purchase shares of our common stock. We were incorporated in Delaware in 1994.

USE OF PROCEEDS
          All proceeds from the sale of common stock offered pursuant to this Prospectus are solely for the account of the Selling Stockholders. We will not receive any of the proceeds from any sale of Shares by the Selling Stockholders.

SELLING STOCKHOLDERS
          This prospectus relates to 74,000 shares of common stock issuable pursuant to restricted stock units. Such shares are being registered for reoffers and resales by certain of our officers named below, who acquired the restricted stock units pursuant to inducement awards.
          The following table sets forth:
•	the name and principal position or positions of the Selling Stockholders over the past three years with the Company or our affiliates;

•	the number of shares of common stock the Selling Stockholders beneficially owned as of June 27, 2006;

•	the number of shares of common stock that may be offered for the Selling Stockholders’ accounts pursuant to this Prospectus; and

•	the number of shares of common stock and the percentage, if 1% or more, of the total class of common stock outstanding to be beneficially owned by the Selling Stockholders following this offering.
          There is no assurance that the Selling Stockholders will sell any or all of the shares offered by them pursuant to this Prospectus. The information included in the table assumes that the Selling Stockholders will elect to sell all of the shares set forth under “Number of Shares Covered by this Prospectus.”

			Number of
		Number of	Shares	Shares Beneficially Owned
		Shares	Covered by	After this Offering
Name of Selling	Position with the	Beneficially	this Prospectus		Percentage
Stockholder	Company	Owned	(1)	Number	(2)
Jack F. Callahan	Executive Vice	—	39,500	—	0%
	President and Chief
	Financial Officer

Kelly Haecker	WhiteWave Foods	—	10,000	—	0%
	Company - Senior Vice
	President - Finance

Steven J. Kemps	Senior Vice President,	—	7,500	—	0%
	Deputy General
	Counsel and Assistant
	Secretary

Christopher Sliva	WhiteWave Foods	—	11,000	—	0%
	Company – Senior Vice
	President - Sales

Thomas Zanetich	WhiteWave Foods	26	6,000	26	*
	Company - Senior Vice
	President - Human
	Resources

*	Represents less than 1%.

(1)	Includes restricted stock units, whether or not restricted as of, or within 60 days of, the date of this reoffer prospectus. None of the restricted stock units covered by this reoffer prospectus are currently vested or will be vested within 60 days of the date of this reoffer prospectus. The restricted stock units vest ratably over a three or five-year term, beginning on the first anniversary of the date of grant.

(2)	Ownership percentages are based on 133,144,098 shares of common stock outstanding as of June 27, 2006. Percentage ownership is calculated by dividing the number of shares beneficially owned by the Selling Stockholders by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before the date 60 days after the date of filing.

PLAN OF DISTRIBUTION
     The Selling Stockholders, or their pledgees, donees, transferees or other successors in interest, may sell shares pursuant to this prospectus from time to time:
•	in transactions on the New York Stock Exchange;

•	in the public market off the New York Stock Exchange;

•	in privately negotiated transactions;

•	through put or call options transactions relating to the shares; or

•	in a combination of all such transactions.
     Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.
     The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of shares by the Selling Stockholders and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.
LEGAL MATTERS
          Certain legal matters with respect to the validity of the common stock will be passed upon for us by Steven J. Kemps, our Senior Vice President, Deputy General Counsel and Assistant Secretary. As of June 27, 2006, Mr. Kemps does not beneficially own any shares of our common stock. Mr. Kemps holds options to purchase 20,000 shares of common stock and 7,500 restricted stock units pursuant to an inducement award, which options and restricted stock units are being registered on the registration statement of which this prospectus forms a part.
EXPERTS
          The consolidated financial statements and related consolidated financial statement schedules of Dean Foods Company and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and for each of the three years ended December 31, 2005, 2004 and 2003, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K filed on March 10, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          Item 3. Incorporation of Documents by Reference.
          The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
          (a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.
          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.
          (c) The description of the securities contained in the registrant’s registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
          Item 4. Description of Securities.
          Not applicable.
          Item 5. Interests of Named Experts and Counsel.
          Certain legal matters with respect to the validity of the common stock will be passed upon for us by Steven J. Kemps, our Senior Vice President, Deputy General Counsel and Assistant Secretary. As of June 27, 2006, Mr. Kemps does not beneficially own any shares of our common stock. Mr. Kemps holds options to purchase 20,000 shares of common stock and 7,500 restricted stock units pursuant to an inducement award, which options and restricted stock units are being registered on this registration statement.
          Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, that, such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.
          Our restated certificate of incorporation, as amended, provides that we shall indemnify our directors and officers to the fullest extent authorized by the DGCL as it exists or as it may be amended to provide broader indemnification rights than previously permitted. However, we will indemnify a director or officer in connection with a proceeding initiated by the director or officer only if the proceeding was authorized by our board of directors. We will indemnify the director or officer for expenses incurred in defending any proceeding in advance of final disposition of the proceeding, which we refer to as “advancement of expenses,” provided that, if required by the DGCL, we will advance these expenses only if the director or officer delivers an undertaking to repay the amounts advanced if it is ultimately determined by non-appealable judicial decision that the director or officer is not entitled to be indemnified. These rights to indemnification and advancement of expenses are non-exclusive.
          The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.
     Item 7. Exemption from Registration Claimed.
     The issuances of the shares of common stock being offered under the reoffer prospectus were exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act as transactions not involving any public offering.
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
     Item 9. Undertakings.
     1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:
  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 30th day of June, 2006.

DEAN FOODS COMPANY

By:	/s/ Ronald L. McCrummen

Ronald L. McCrummen
Senior Vice President and
Chief Accounting Officer
POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Dean Foods Company, hereby severally constitute and appoint Gregg L. Engles, Michelle P. Goolsby and Steven J. Kemps, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Dean Foods Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 30, 2006.

Signature	Title

/s/ Gregg L. Engles Gregg L. Engles	Chief Executive Officer and Chairman of the Board (Principal executive officer)

/s/ Jack F. Callahan Jack F. Callahan	Executive Vice President and Chief Financial Officer (Principal financial officer)

/s/ Ronald L. McCrummen Ronald L. McCrummen	Senior Vice President and Chief Accounting Officer (Principal accounting officer)

/s/ Alan Bernon Alan Bernon	Director

Signature	Title

/s/ Lewis M. Collens Lewis M. Collens	Director

/S/ Tom Davis Tom Davis	Director

/s/ Stephen L. Green Stephen L. Green	Director

/s/ Joseph S. Hardin, JR. Joseph S. Hardin, Jr.	Director

/s/ Janet Hill Janet Hill	Director

/s/ Ronald Kirk Ronald Kirk	Director

/s/ John S. Llewellyn, Jr. John S. Llewellyn, Jr.	Director

/s/ John Muse John Muse	Director

/s/ Hector M. Nevares Hector M. Nevares	Director

/s/ Pete Schenkel Pete Schenkel	Director

/s/ Jim Turner Jim Turner	Director

INDEX TO EXHIBITS

Number	Description

4.1	Rights Agreement dated March 6, 1998 among the Registrant and Harris Trust & Savings Bank, as rights agent (Incorporated by reference from the Registration Statement on Form 8-A filed on March 10, 1998 (File No. 1-12755)).

4.2	Amendment No. 1 to Rights Agreement dated May 26, 2004 by and between the Registrant and The Bank of New York, as rights agent (Incorporated by reference from the Registration Statement on Form 8-A/A filed on May 27, 2004 (File No. 1-12755)).

5	Opinion of Steven J. Kemps, Deputy General Counsel of Dean.

23.1	Consent of Steven J. Kemps, Deputy General Counsel of Dean (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP.

24	Power of attorney (included on the signature pages of this registration statement).